UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2025

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GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-33387	77-0398779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1213 Elko Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices) (Zip Code)

(408) 331-8800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On July 31, 2025, GSI Technology, Inc. (the “Corporation”) issued a press release announcing financial results for its first quarter of fiscal year 2026.  A copy of the press release is furnished with this report.

The information contained in Items 2.02 and 9.01 (Exhibit 99.1) of this report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

On July 31, 2025, the Corporation announced financial results for its first quarter of fiscal year 2026, which included quarterly net revenues of $6.3 million. Net revenue increased 35% year-over-year and 7% from the fourth quarter of fiscal year 2025, reflecting strong market momentum for leading AI processors using the Corporation’s SRAM chips.  The Corporation’s gross margin was 58.1% in the first quarter of fiscal 2026 compared to 46.3% in the first quarter of fiscal 2025 and 56.1% in the preceding fourth quarter of fiscal 2025.  The increase in gross margin in the first quarter of 2026 was primarily due to product mix and the effect of higher revenue on the fixed costs in the Corporation’s cost of revenues. The Corporation also announced that its quarter-end cash balance of $22.7 million, up from $13.4 million at the end of the fourth quarter of fiscal year 2025, which included proceeds from the “at the market” (ATM) program.  The Corporation delivered an APU Leda-2 board to an offshore defense contractor, as planned, for proof-of-concept development. The Corporation is currently developing a multi-modal LLM that targets edge applications, with benchmark results available by fall 2025.

The Corporation reported that in the first quarter of fiscal 2026, sales to KYEC were $267,000, or 4.3% of net revenues, compared to $1.0 million, or 21.9% of net revenues, in the same period a year ago and $1.7 million, or 29.5% of net revenues, in the prior quarter. The Corporation reported that in the first quarter of fiscal 2026, sales to Nokia were $536,000, or 8.5% of net revenues, compared to $998,000, or 21.4% of net revenues, in the same period a year ago and $444,000, or 7.5% of net revenues, in the prior quarter. The Corporation reported that in the first quarter of fiscal 2026, sales to Cadence Design Systems were $1.5 million, or 23.9% of net revenues, compared to $0, or 0% of net revenues, in the same period a year ago and $642,000, or 10.9% of net revenues, in the prior quarter.   The Corporation also reported that military/defense sales were 19.1% of first quarter shipments compared to 31.9% of shipments in the comparable period a year ago and 30.7% of shipments in the prior quarter. The Corporation’s SigmaQuad sales were 62.5% of first quarter shipments compared to 36.3% in the first quarter of fiscal 2025 and 39.3% in the prior quarter.

The Corporation’s first quarter of fiscal 2026 total operating expenses were $5.8 million, compared to $6.8 million, excluding a one-time gain of $5.7 million on the sale and leaseback of the Corporation’s corporate headquarters, in the first quarter of fiscal 2025 and $5.6 million in the prior quarter.  Research and development expenses were $3.1 million, compared to $4.2 million in the prior-year period and $3.0 million in the prior quarter. Selling, general and administrative expenses were $2.7 million in the quarter ended June 30, 2025, compared to $2.6 million in the prior-year quarter and $2.6 million in the previous quarter. The Corporation’s first quarter fiscal 2026 operating loss was $(2.2) million compared to an operating loss of $(4.7) million, excluding a one-time gain of $5.7 million related to the sale and leaseback of the Corporation’s corporate headquarters, in the prior-year period and an operating loss of $(2.3) million in the prior quarter. First quarter fiscal 2026 net loss included interest and other income of $13,000 and a tax provision of $54,000, compared to $55,000 in interest and other income and a tax provision of $57,000 for the same period a year ago. In the preceding fourth quarter, net loss included interest and other income of $52,000 and a tax provision of $6,000.

The Corporation’s net loss in the first quarter of fiscal 2026 was $(2.2) million, or $(0.08) per diluted share, compared to net income of $1.1 million, or $0.04 per diluted share, for the first quarter of fiscal 2025. Net income for the year-ago period reflects a one-time gain of $5.7 million on the sale and leaseback transaction related to the sale of the Corporation’s headquarters. For the prior fourth fiscal quarter of 2025, net loss was $(2.2) million, or $(0.09) per diluted share.

The Corporation’s total first quarter pre-tax stock-based compensation expense was $341,000 compared to $658,000 in the comparable quarter a year ago and $512,000 in the prior quarter.

At June 30, 2025, the Corporation had $22.7 million in cash and cash equivalents, compared to $13.4 million at March 31, 2025. Working capital was $25.7 million as of June 30, 2025 versus $16.4 million at March 31, 2025. Stockholders’ equity as of June 30, 2025 was $37.4 million, compared to $28.2 million as of the fiscal year ended March 31, 2025.

The Corporation also announced that it had completed the evaluation of the second spin of its Gemini-II chip, successfully resolving all known bugs, and confirmed that the chip is production-ready. In parallel, the Corporation finalized development of the SAR and YOLO algorithms, optimized for a low-power version of the Corporation’s Leda board

Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Corporation’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Corporation as of the date hereof, and the Corporation assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a variety of risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the normal quarterly and fiscal year-end closing process. Examples of risks that could affect our current expectations regarding future revenues and gross margins include those associated with fluctuations in the Corporation’s operating results; the Corporation’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers and products in any period; global public health crises that reduce economic activity; the rapidly evolving markets for the Corporation’s products and uncertainty regarding the development of these markets; the need to develop and introduce new products to offset the historical decline in the average unit selling price of The Corporation’s products; the challenges of rapid growth followed by periods of contraction; intensive competition; the continued availability of government funding opportunities; delays or unanticipated costs that may be encountered in the development of new products based on our in-place associative computing technology and the establishment of new markets and customer and partner relationships for the sale of such products; and delays or unexpected challenges related to the establishment of customer relationships and orders for the Corporation’s radiation-hardened and tolerant SRAM products. Many of these risks are currently amplified by and will continue to be amplified by, or in the future may be amplified by, economic and geopolitical conditions, such as changing interest rates, worldwide inflationary pressures, policy unpredictability, the imposition of tariffs and other trade barriers, military conflicts and declines in the global economic environment. Further information regarding these and other risks relating to the Corporation’s business is contained in the Corporation’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	GSI Technology, Inc. Press Release dated July 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Technology, Inc.

Date: July 31, 2025	By:	/s/ DOUGLAS M. SCHIRLE
Douglas M. Schirle
Chief Financial Officer